EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 6, 2002, relating to the financial statements of Landauer, Inc., which appears in Landauer, Inc.'s Annual Report on Form 10-K for the year ended
September 30, 2002.




/s/  PricewaterhouseCoopers LLP





February 7, 2003